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                                                                Exhibit 10.8

                       PREFERRED STOCK PURCHASE AGREEMENT

      AGREEMENT made as of this 8th day of May, 1992 by and between HealthDrive Corporation, a Delaware corporation (the "Company") and DCC Limited, an Isle of Man corporation (the "Investor").

      WHEREAS, the Investor has agreed to invest $1,000,000 in shares of Class A Convertible Preferred Stock, $.01 par value per share (the "Class A Preferred Stock"), and the Company has agreed to issue to the Investor shares of the Class A Preferred Stock, upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. TERMS OF PURCHASE

      1.1. DESCRIPTION OF SECURITIES AND PURCHASE PRICE. The Company has authorized the issuance and sale to the Investor of 571,428 shares (the "Preferred Shares") of its Class A Preferred Stock, for a purchase price of $1.75 per share.

      1.2. SALE AND PURCHASE. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Preferred Shares for an aggregate purchase price of $1,000,000 (the "Purchase Price").

      1.3. CLOSING. A closing (the "Closing") of the sale and purchase of Shares shall take place at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, MA 02109, at 10:00 A.M., on May 8, 1992, or such other date, time and place as shall be mutually agreed upon by the Company and the Investor (the "Closing Date"). At the Closing, the Company will deliver a stock certificate to the Investor evidencing the Preferred Shares, against full payment of the Purchase Price therefor by or on behalf of the Investor to the Company by wire transfer of immediately available funds or by certified or bank cashier's check.

      1.4. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares for working
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capital and expansion of its business, including, without limitation, acquisitions of the stock or assets of other businesses.

SECTION 2. REPRESENTATIONS AND WARRANTIES

      In order to induce the Investor to enter into this Agreement, the Company represents and warrants to the Investor as follows:

      2.1. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is currently required, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date, which have been furnished to counsel for the Investor by the Company, are correct and complete at the date hereof. The Company is not in violation of any term of its Certificate of Incorporation or By-laws, or in material violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company, except such violations, if any, that do not have a material adverse effect on the business, operations or financial condition of the Company.

      2.2. AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement, to offer, issue, sell and deliver the Preferred Shares and to perform its other obligations hereunder. The execution, delivery and performance of this Agreement, and each other document and instrument to be executed and delivered to the Investor in connection herewith, have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and such other documents and instruments, when executed and delivered, shall constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors rights generally, and the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought, and except as rights to indemnification may be subject to applicable federal and state


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securities laws. The Preferred Shares, and the Common Stock of the Company into which the Preferred Shares are convertible (the "Underlying Securities"), have been duly authorized and, when issued in accordance with this Agreement and the Certificate of Incorporation of the Company, as amended, will be duly and validly issued, fully paid and non-assessable.

      2.3. CAPITALIZATION. The Company has a total authorized capitalization of
(i) 2,795,030 shares of common stock, $.01 par value (the "Common Stock"), of which 2,000,000 shares are issued and outstanding and 571,428 shares are reserved for issuance upon conversion of the Class A Preferred Stock, and (ii) 571,428 shares of Class A Preferred Stock, all of which shares will be issued to the Investor under this Agreement (the Common Stock, the Class A Preferred Stock and any other outstanding class of capital stock of the Company is referred to herein as the "Stock"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable and are owned of record by the persons named as stockholders in
SCHEDULE 2.3 hereto. There are no outstanding warrants, options, conversion privileges or other rights to purchase or acquire any of the authorized but unissued capital stock except as may be created hereby or as set forth in
SCHEDULE 2.3 hereto. Except as provided under this Agreement, no stockholder has any preemptive or similar right to acquire additional shares of capital stock, and there are no restrictions on the transfer of shares of capital stock of the Company other than those set forth in SCHEDULE 2.3 hereto and those imposed by relevant state, federal and foreign securities laws. None of the Company's capital stock is entitled to cumulative voting rights, and no registration rights under the Securities Act of 1933, as amended (the "Securities Act") have been granted by the Company with respect to shares of its capital stock other that as set forth herein and in SCHEDULE 2.3 hereto. The Common Stock and the Preferred Shares have the powers, preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions, if any, set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company, attached hereto as Exhibit A.

      2.4. FINANCIAL STATEMENTS. The Company has furnished the Investor with an unaudited balance sheet of the Company, Jeffrey L. Morer, O.D., P.C. (the "Morer P.C.") and Alec H. Jaret, DMD, P.C. (the "Jaret P.C.") as at December 31, 1991 and an unaudited profit and loss statement for the fiscal year then ended and an unaudited balance sheet of the Company, the Morer P.C. and the Jaret P.C. as of March 31, 1992 and an unaudited profit and loss statement for the fiscal period then ended (collectively, the "Financial Statements"), certified by the

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President of the Company. The Financial Statements are complete and correct in all material respects and fairly and accurately present the financial position of the Company, the Jaret P.C. and the Morer P.C., respectively, on the dates thereof and the results of its operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles, consistently applied. Neither the Company, the Jaret P.C. nor the Morer P.C. has any liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements or in the notes thereto which either individually or in the aggregate would have a material adverse effect upon the business, operations or financial condition of the Company, the Jaret P.C. or the Morer P.C., except for (i) liabilities disclosed on SCHEDULE 2.4 hereto or as otherwise disclosed in this Agreement or in the other Schedules hereto, or
(2) liabilities incurred in the ordinary course of business since March 31, 1992 which are not, individually or in the aggregate, material to the Company, the Jaret P.C. or the Morer P.C.

      2.5. TAX MATTERS. All federal, state, and local income, sales, payroll and other taxes, due and payable by the Company have been paid. There exist no unpaid assessments, nor, to the best knowledge of the Company, any basis for the assessment of additional federal or state income taxes on the Company for any fiscal period. The federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no notice of audit has been received. The Company has duly filed all federal, state, and local income, sales and other tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best of the Company's knowledge, is threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Company does not know of any basis for any such deficiency or claim.

      2.6. CONTRACTS AND COMMITMENTS. Other than as specifically referenced herein, or as set forth on SCHEDULE 2.6 hereto, the Company is not, as of the date hereof, a party to (1) any employment contract; (ii) any stock redemption or stock purchase agreement; (iii) any agreement evidencing any indebtedness for borrowed money or any guarantee by the Company of the indebtedness of any third party; (iv) any service or supply agreement or any licensing, distributor or sales representative agreement which involves payments of more than $20,000 to the Company annually; (v) any purchase contract, purchase commitment or any service or supply agreement or any

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licensing, distribution or sales representative agreement that involves more than $20,000 in remaining payments to be made by the Company annually; (vi) any lease agreement covering any real property or any personal property which involves more than $20,000 in remaining payments to be made by the Company annually; (vii) any pension, profit sharing, retirement or stock option plan;
(viii) any contract with any officer, director or principal stockholder of the Company or the spouse of any of the foregoing; (ix) any voting trust or stockholders agreement or (x) any management agreement or billing and accounting agreement entered into by the Company with any professional corporation (each individually a "Material Contract" and collectively the "Material Contracts"). The Company has complied with all material provisions of, and is not in default under, any such Material Contracts, except where the failure to comply would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has furnished to the Investors true and complete copies of all such Material Contracts, including all amendments thereto.

      2.7. PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. All patents, and patent applications, registered trademarks, trade names, services marks and applications therefor, and all registered copyrights owned by the Company are listed on SCHEDULE 2.7 hereto. To the best knowledge of the Company, its business activities and products do not infringe any patent, copyright, trademark or other proprietary rights of any other person. The Company has not received any notice or other claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any such rights of such person. The Company has the right to use (although such use may not be exclusive), free and clear of adverse claims of others, its customer lists, software and other proprietary information that are required for the operation of its business as presently conducted except such claims if any, which do not have a material adverse effect on the business, operations or financial condition of the Company. The Company is not aware of any infringement by others of its copyrights, trademarks, service marks or other proprietary rights in any of its products or services. Except as set forth on SCHEDULE 2.7 hereto, neither the Company, nor to the best knowledge of the Company any of its employees have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. To the best knowledge of the Company, the activities of the Company's employees on behalf of the Company do not, in any material respect, violate any material agreements or arrangements known to the Company which any such employees have with former employers. Neither of Steven Charlap ("Charlap") or Alec Jaret ("Jaret") own or hold, directly or indirectly (except as a

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stockholder of the Company) any interests in any trademarks, trade names, service marks, patents, copyrights (including applications therefor), inventions or trade secrets or any other proprietary rights which are used by the Company in conducting its business or which competes with the Company in the business currently being conducted by the Company.

      2.8. EFFECT OF TRANSACTIONS. The Company is in compliance with all material obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other Material Contract, where the failure of compliance with such Contract would afford any person the right to accelerate such material indebtedness or terminate such Material Contract. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) conflict with or constitute a breach, a default or a violation of the Certificate of Incorporation or By-laws of the Company or of any Material Contract by which the Company is bound or to which the Company or any of its properties is subject, or (ii) result in a violation of any court decree, order or regulation binding upon the Company or any applicable laws or regulations, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditor's rights generally.

      2.9. LITIGATION AND REGULATORY PROCEEDINGS. There is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company affecting any of its properties, assets or activities, or against any officer or key employee of the Company relating to such officer's or employee's activities on behalf of the Company, or which may call into question the validity, or hinder the enforceability or performance, of this Agreement; nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might reasonably and properly be instituted with a substantial risk of an outcome which would be materially adverse to the Company. The offering and sale of the Preferred Shares to the Investor pursuant to this Agreement is exempt from the requirements of Section 5 of the Securities Act.

      2.10. SECURITIES LAW COMPLIANCE. The Company has complied, in all material respects, and will comply, in all material respects, with all applicable federal securities and state "blue sky" laws in connection with the issuance and sale of the Preferred Shares pursuant to this Agreement and in


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connection with the issuance and sale of any other securities previously issued or to be issued by the Company.

      2.11. LICENSES AND OTHER RIGHTS; COMPLIANCE. Except as set forth on
SCHEDULE 2.11 hereto, the Company has all franchises, permits, licenses and other rights ("Permits") and privileges necessary to permit it to own its properties and to conduct its business as such business is presently conducted, except where the failure to have such Permits would not have a material adverse effect on the business, operations or financial condition of the Company. The Company is not in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the conduct of its business as presently owned or conducted, including, without limitation, all such laws, regulations and orders relating to the corporate practice of medicine, fair employment practices, public or employee safety, and environmental protection, water or air pollution and similar matters, except such violations, if any, that do not have a material adverse effect on the business, operations or condition of the Company.

      2.12. BROKERS OR FINDERS. There are no claims for any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

      2.13. DISCLOSURE. To the best of the Company's knowledge and belief, this Agreement, and all other agreements, documents, certificates furnished to the Investor by the Company pursuant to this Agreement, do not contain any untrue statement of a material fact, and do not fail to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading.

      2.14. EMPLOYEES. To the best knowledge of the Company, no employee of the Company is in violation of any material term of any employment contract, patent disclosure agreement, non-competition agreement, restrictive covenant or any other material contract or agreement with, a former employer, relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or relating to the use of trade secrets or proprietary information of others. To the best knowledge of the Company, no officer, employee or consultant of the Company is in material violation of any obligation to the Company relating to such individual's use of confidential or proprietary information of the Company. The Company does not have a collective bargaining agreement covering any of its employees. All of the Company's employees are listed on SCHEDULE 2.14 attached hereto.


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      2.15. INVESTMENT IN OTHER PERSONS. The Company has not made any loan or advance in excess of $1,000 to any person which is outstanding on the date hereof (other than advances made to employees or customers in the ordinary course of business) and is not committed or obligated to make any such loan or advance. The Company does not own any capital stock, assets comprising the business of, or any equity interest in, any other person or entity.

      2.16. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 2.16 hereto, there are no loans, leases or other continuing transactions between the Company and any Affiliate of the Company (as hereinafter defined), except as specifically contemplated herein, nor, to the best of the Company's knowledge, does any Affiliate of the Company own, directly or indirectly, individually or collectively, five percent (5%) or more of the equity interest in any person which is a competitor, customer or supplier of the Company, or have any existing contractual relationship with any such person. An "Affiliate of the Company" shall be deemed to be any person or entity which is a stockholder, officer or director of the Company, and any relative by blood or marriage of, any trust or estate for the benefit of, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such stockholder, director or officer.

      2.17. ERISA. The Company does not make any contributions to any pension, defined benefit or defined contribution plans for the benefit of its employees which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      2.18. INSURANCE. The Company carries issuance, including property, casualty and liability insurance, covering its properties and business adequate and customary for the type and scope of its properties and business.

SECTION 3. CONDITIONS OF PURCHASE

      The Investor's obligation to purchase and pay for the Preferred Shares shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investor's satisfaction on or before and at the Closing Date of the following conditions:

      3.1. CERTIFICATE OF THE COMPANY. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions


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hereafter specified in this Section 3 shall have been satisfied; and on the
Closing Date a certificate to such effect executed by the President of the Company shall be delivered to the Investor.

      3.2. OPINION OF COMPANY COUNSEL. The Investor shall have received from counsel for the Company, Choate, Hall & Stewart, its favorable opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

      3.3. AUTHORIZATION. The Board of Directors and, if necessary, the stockholders of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Investor and its counsel authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Investor shall have received a duly executed certificate of the Secretary or an Assistant Secretary of the Company setting forth a copy of such resolutions and such other matters as may be reasonably requested by the Investor or its counsel.

      3.4. AMENDED AND RESTATED STOCKHOLDERS AGREEMENT. The Company, the Investor, Charlap, Jaret and the other stockholders of the Company identified therein shall have executed and delivered an Amended and Restated Stockholders Agreement, among the parties, substantially in the form of Exhibit C hereto.

      3.5. AMENDMENT TO EMPLOYMENT AGREEMENT. The Company shall have amended its employment agreement with Charlap to extend the terms thereof so that it will end on December 31, 1996.

      3.6. AMENDMENTS TO MANAGEMENT AGREEMENTS. The Company shall have amended its management agreement and billing and accounting agreement, each dated October 3, 1989, with the Jaret P.C. and its management agreement, dated March 15, 1990, with the Morer P.C. to extend the terms thereof so that they will end on December 31, 2002.

      3.7. FILING OF CERTIFICATE OF AMENDMENT. The Certificate of Amendment substantially in the form set forth in EXHIBIT D hereto shall have been duly adopted by the shareholders of the Company, duly filed with the Secretary of State of Delaware and become effective under the laws of Delaware.

      3.8. OPTION PLAN. The Board of Directors and the shareholders of the Company shall have adopted a stock option plan substantially in the form of the plan attached as EXHIBIT E hereto.


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      3.9. ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents evidencing such transactions, shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall receive such copies thereof and other materials (certified, if requested) as it may reasonably request in connection therewith. The issuance and sale of the Preferred Shares to the Investor shall be made in conformity with all applicable state and federal securities laws.

SECTION 4. COVENANTS OF THE COMPANY

      The Company shall comply with the following covenants, except as shall otherwise be expressly consented to in writing by the Investor in accordance with Section 8.1 hereof, until the earlier of such time as (a) the Investor ceases to hold at least ten percent (10%) of the issued and outstanding Stock of the Company or (b) the Company completes a Qualified Public Offering (as defined in Section 7.2(e) hereof).

      4.1. FINANCIAL STATEMENTS. (a) The Company will, and will cause each professional corporation with which it enters into a management arrangement to, keep full and complete financial records and furnish to the Investor financial reports as specified below: (i) within ninety (90) days after the end of the fiscal year commencing on January 1, 1992 and for each fiscal year thereafter, a copy of the balance sheet of the Company at the end of such year together with a statement of income and retained earnings of the Company for such year, together with similar financial statements for each such professional corporation, each of which shall be audited by Price Waterhouse or other independent auditors of recognized standing reasonably satisfactory to the Investor, prepared in accordance with generally accepted accounting principles and practices, consistently applied; (ii) within thirty (30) days after the end of each month commencing with April 1992 an unaudited balance sheet of the Company as at the end of such month and an unaudited statement of income and retained earnings for the Company for such month and an unaudited statement of income and retained earnings for the Company for such month and for the year to date, each of the foregoing balance sheets and statements of income and retained earnings to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of such monthly and annual financial statements; and (iii) such other financial information as the Investor may reasonably request, including without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 4.

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      (b) The Company will deliver to the Investor, within three months of the
Closing Date, a copy of the balance sheet of the Company for the year ended December 31, 1991, together with a statement of income and retained earnings of the Company for such year, prepared in accordance with generally accepted accounting principles, consistently applied, which have been audited by Price Waterhouse.

      4.2. BUDGET. The Company will prepare and submit to the Board of Directors of the Company a budget for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. A budget shall be accepted as the budget for such fiscal year (as accepted, the "Budget") when it has been approved by the Board of Directors. The Company shall review the Budget periodically and shall advise the Board of Directors of all material changes therein and all material deviations therefrom. For purposes of this Agreement, the budget for fiscal 1992 shall be as set forth in SCHEDULE 4.2 hereto, adjusted as necessary to reflect the expenses incurred in connection with the negotiation and consummation of this Agreement and the agreements related hereto.

      4.3. CONDUCT OF BUSINESS. The Company will continue to engage principally in the business now conducted by the Company and other than optometry, podiatry, dentistry, audiology or other related health care at corporate or industrial sites, the Company shall not engage in or enter into any new line of business. The Company will keep in full force and effect its corporate existence and all intellectual property rights useful in its business (except such rights as the Company has reasonably determined are not material to the Company's continuing operations) and comply, in all material respects, with all applicable laws and regulations in the conduct of its business. The Company shall take all reasonable steps required to establish and preserve its ownership of all proprietary rights, including but not limited to, copyrights, tradenames and service marks with respect to its products and services, except for such rights as the Company reasonably determines are not material to the Company's continuing business operations.

      4.4. PAYMENT OF TAXES, COMPLIANCE WITH LAWS, ETC. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a material lien or material charge upon its properties or any material part thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge any such tax, assessment, charge,

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levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will use its best efforts to comply, in all material respects, with all applicable laws and regulations in the conduct of its business.

      4.5. ADVERSE CHANGES. The Company will promptly advise the Investor of any event which represents a material adverse change in the condition, business, or (to the best knowledge of the Company) the prospects, financial or otherwise, of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in such a material adverse change. The Company will also promptly notify the Investor of any facts which, if such facts had existed at the Closing, would have constituted a material breach of the representations and warranties contained herein, provided, that the Company shall be under no such notification obligation with regard to the representations and warranties contained in Section 2.4, Section 2.6, Section
2.7 or Section 2.14 hereof or in Section 2.3 hereof with respect to the granting of stock options permitted by Section 4.18 hereof or the issuance of Stock upon the exercise or conversion of any outstanding securities.

      4.6. INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against hazards and risks and liability to persons and property sufficient in the reasonable judgment of the Board of Directors to protect the Company. The Company will, upon written request of the Investor, provide the Investor annually with certificate of insurance or copies thereof evidencing all policies then in effect.

      4.7. LIFE INSURANCE. The Company shall use its best efforts to obtain and maintain and continue to pay the premiums on key-man term life insurance policies on the life of Charlap in the amount of $1,500,000 and on the life of Jaret in the amount of $500,000, each such policy to name either the Company or the Company's bank as beneficiary.

      4.8. MAINTENANCE OF PROPERTIES. The Company will maintain all material properties used or held for use in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) as necessary to permit the Company to conduct its business as presently conducted.

      4.9. AFFILIATED TRANSACTIONS. All transactions by and between the Company and any officer, key employee or stockholder of the Company, or persons controlled by or affiliated with such officer, key employee or stockholder, shall be (a) on terms and conditions no less favorable to the Company than could be obtained from non-related persons on an arms-length basis, and (b) approved in advance by the Board of Directors after full disclosure of the terms thereof, for which purpose the interested party, if a director, and any affiliate of the interested party who is a director, shall not be entitled to vote, except for (i) employment agreements, confidentiality or non-compete agreements entered into in the ordinary course of business with employees other than Charlap or Jaret and (ii) advances or loans to employees or to the Jaret or Morer P.C. or any other professional corporation with which the Company has a management agreement, in each case made in the ordinary course of business.

      4.10. COMPENSATION. Compensation paid by the Company or its affiliates (including the Jaret P.C.) to Charlap and Jaret shall be solely as specified under the terms of their respective employment agreements with the Company, which shall not be materially altered or amended without the consent of the Board of Directors. After the expiration of those agreements, the Board of Directors shall determine and approve the terms of any compensation or employment agreement or arrangement between Charlap and Jaret and the Company. Notwithstanding the foregoing, nothing contained herein shall in any way prohibit payments to Jaret by the Jaret P.C.

      4.11. INSPECTION. The Company shall, upon reasonable prior notice, permit authorized representatives of the Investor, at the expense of the Investor, to visit and inspect any of the properties of the Company, including its books of account (and, at the expense of the Investor, to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

      4.12. BOARD OF DIRECTORS MEETINGS. (a) The Company shall use its best efforts to cause one nominee of the Investor to be recommended to the stockholders for election as a director at all meetings of stockholders, or consents in lieu thereof, for such purpose, and at the option of the Investor upon notice to the Company, to cause a second nominee of the Investor to be recommended to the stockholders for election as a director at all meetings of stockholders, or consents in lieu thereof, for such purpose. The selection of the nominees of the Investor (which nominees shall not include Michael Kaplan) shall be subject to the consent of the Board of Directors, which consent shall not be unreasonably withheld. The Company shall ensure that meetings of its Board of Directors be held at least six (6) times annually at intervals of not more than two months within a 30 mile radius of Boston, Massachusetts. The Company will pay the nominees of the Investor who serve on the Board of Directors an annual fee for their attendance at Board meetings which in the aggregate for both nominees of the Investor will total $6,655 (such amount to be increased annually hereafter on each anniversary of the date of this Agreement to reflect the percentage increase over March in the prior year in the Consumer Price Index for all Urban Consumers, Boston, Massachusetts Area, All Items, (1982-84 = 100)) and reimburse such directors for their reasonable travel expenses from within Massachusetts, incurred in connection with attending meetings of the Board of Directors or performing such other business on behalf of the Company as may be approved by the Chief Executive Officer of the Company in advance.

      (b) The Certificate of Incorporation or By-laws of the Company shall at all times during which any nominee of the Investor serves as a director of the Company provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. If so voted by the Board of Directors, the Company will use its best efforts to obtain and maintain on reasonable business terms director's and officer's liability insurance providing coverage for each director of at least $1,000,000 per occurrence for the fiscal years beginning after December 31, 1993.

      (c) The Company shall use its best efforts to cause the Board to appoint and maintain a stock option committee of the Board (the "Stock Option Committee") which will consist of not less than an equal number of non-executive and executive directors. The Stock Option Committee shall be delegated authority to administer the Company's stock option and other similar compensation plans and to approve all awards under any such plans.

      4.13. ENFORCEMENT OF AGREEMENTS. The Company agrees that it will diligently enforce all of its material rights under the Stockholders Agreement, dated as of October 3, 1989, among the Company and certain of its stockholders, as amended; the Management Agreement, dated October 3, 1989, between the Jaret P.C. and the Company, as amended; the Billing and Accounting Agreement, dated October 3, 1989, between the Jaret P.C. and the Company, as amended; the Management Agreement, dated March 15, 1990, between the Morer P.C. and the Company, as amended; any other management or billing and accounting agreement between the Company and any other professional corporation; the Employment Agreement and the Non-Compete Agreement, each dated as of

October 3, 1989, between the Company and Charlap as amended; and the Employment Agreement and the Non-Compete Agreement, each dated as of October 3, 1989, between the Company and Jaret, as amended, and that it will not enter into, grant or consent to, or otherwise permit any material amendment to, supplement of, or waiver under any of such agreements without the written consent of the Investor (which consent shall not be unreasonably withheld unless materially adverse to the interest of the Investor).

      4.14. DISTRIBUTIONS OR REDEMPTION OF CAPITAL STOCK. Except for pro rata stock dividends and stock splits and as otherwise set forth in SCHEDULE 4.14 hereof, the Company will not declare or pay any dividends, effect any recapitalization or make any distributions of cash, property or securities of the Company with respect to any shares of its Stock, or, directly or indirectly, redeem, purchase, or otherwise acquire for consideration any shares of its Stock.

      4.15. MERGER, CONSOLIDATION OR SALE OF ASSETS. Without the approval of the Investor, the Company will not sell, lease or otherwise dispose of all or substantially all of its assets. Without the approval of the Investor, which approval shall not be unreasonably withheld, the Company will not merge with or into or consolidate with another corporation, or acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of payment of cash, issuance of stock or otherwise.

      4.16. NO AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Company will not make any amendment to its Certificate of Incorporation or its By-laws, without the approval of the Investor.

      4.17. EXPENDITURES. The Company will not make any expenditure for fixed or capital assets pursuant to any lease or otherwise (excluding leases of motor vehicles) or make any loan to any entity for the purpose of such entity making any such expenditure, if the amount of such expenditures or outstanding loans when added to the aggregate value of all such prior expenditures (as adjusted for depreciation) and all outstanding loans by the Company would exceed 90% of the net worth of the Company combined with the net worth of all professional corporations with which the Company has entered into a management agreement and of which Jaret and/or Charlap beneficially own in excess of 50% of the outstanding capital stock, in each case as shown on its and their most recent audited or interim financial statements delivered in accordance with Section 4.1 hereof, unless such expenditure has been approved by the Investor.

      4.18. STOCK OPTIONS. With the approval of the Stock Option Committee, the Company may grant options to purchase Stock to executives, directors, employees and staff members of the Company and Subsidiaries (as defined in its Stock Option Plan) and employees of professional corporations affiliated with and/or providing services for the Company and or its Subsidiaries only pursuant to its Stock Option Plan provided that (a) the aggregate number of shares of Stock issuable under such options and the aggregate number of shares of Stock issuable under all warrants, options, and rights outstanding on the date hereof shall not exceed an amount equal to eight percent (8%) of the Stock of the Company (on a fully-diluted basis) outstanding immediately following the Closing (assuming the conversion of all outstanding convertible securities of the Company) and (b) that, without the approval of the Investor, no stock options may be granted to Charlap or Jaret during the term of this Agreement. Except for the 50,000 stock options issued or to be issued to Michael Kaplan pursuant to an employment letter dated May 8, 1992, all outstanding stock options shall be subject to agreements that shall, unless the Investor shall otherwise consent, which shall not unreasonably be withheld, reflect substantially the terms of the Stock Option Plan attached as Exhibit E hereto.

      4.19. RATIO OF TOTAL LIABILITIES TO TOTAL NET WORTH. The Company will maintain at all times (a) a ratio of Combined Total Liabilities (as hereinafter defined) to Combined Net Worth (as hereinafter defined), determined in accordance with generally accepted accounting principles consistently applied, of not greater than 1 to 1 and (b) a ratio of Adjusted Combined Total Liabilities (as hereinafter defined) to Adjusted Combined Net Worth (as hereinafter defined) of not greater than 1.5 to 1. As used in this Section 4.19, Combined Total Liabilities and Combined Net Worth shall mean the total liabilities and total net worth of the Company, respectively, combined with the total liabilities and total net worth, respectively, of all professional corporations with which the Company has entered into a management agreement and of which Jaret and/or Charlap beneficially own in excess of 50% of the outstanding capital stock, in each case, such liabilities and net worth being determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.1. As used in this Section 4.19, Adjusted Combined Net Worth and Adjusted Combined Total Liabilities shall have the same meanings as Combined Total Net Worth and Combined Total Liabilities, except that the determination of such amounts shall include the present value of all lease payments under all non-real estate leases of the Company, capital, operating or otherwise (with present value being calculated using an interest rate of the prime rate set by the First National Bank of Boston at its main office plus seven and one-half percent (7 1/2%))

      4.20. RESTRICTIONS ON OTHER AGREEMENTS. The Company will not enter into any agreement with any party which agreement by its terms obligates the Company in any manner, or grants any right, which conflicts with the rights granted to the Investor pursuant to this Agreement.

      4.21. LOANS AND ADVANCES: BONUSES. The Company shall not make or enter into any agreement to make or guarantee loans or advances to its officers, directors, employees or stockholders or any other related persons, or to any other persons or entities without the prior approval of the Investor, which approval shall not be unreasonably withheld, except for (a) loans, advances or guarantees in the ordinary course of business for amounts not material to the Company, (b) loans, advances or guarantees (including, without limitation, for the purpose of acquisition of dental and opthamology equipment) to the Jaret P.C. and the Morer P.C. (and such additional professional corporations with which the Company shall enter into similar arrangements) in the ordinary course of business and (c) after November 8, 1993, loans, advances or guarantees in amounts not to exceed $75,000. The Company shall not, in any fiscal year, pay or accrue cash bonuses to its employees other than Charlap in an aggregate amount greater than five percent (5%) of the net profits of the Company after all expenses (including extraordinary items) but before provision for taxes and bonuses for such year, nor shall the Company pay any bonus to Charlap except as provided in his employment agreement with the Company referenced herein or after such employment agreement terminates as approved by the Board of Directors.

      4.22. BUSINESS DEVELOPMENT FEE. The Company shall pay the Investor an annual fee of $9,983 (such amount to be adjusted annually hereafter on each anniversary of the date of this Agreement to reflect the percentage increase from March in the prior year in the Consumer Price Index for all Urban Consumers, Boston, Massachusetts Area, All Items, (1982-84 = 100)) for the general business and development services of the Investor Nominee Director. Such fee shall be payable quarterly in arrears.

      4.23. ADDITIONAL PROFESSIONAL CORPORATIONS. The Company will enter into exclusive management agreements and billing and accounting agreements with all professional corporations with which it enters into a management relationship on terms favorable to the Company, subject to applicable provisions of law.

      4.24. BEST EFFORTS. Each of Charlap and Jaret, jointly and severally, agrees, in his capacities as a stockholder of the Company, to use his best efforts to cause the Company to comply with its covenants and obligations under this Agreement; provided, however, that the parties hereto acknowledge that the foregoing agreement is not intended to be construed as a guarantee by Charlap and Jaret of the performance of such covenants by the Company.

SECTION 5. REPRESENTATIONS OF INVESTOR

      The Investor hereby represents with respect to its purchase of the Preferred Shares hereunder, that:

      5.1. INVESTMENT REPRESENTATIONS. The Preferred Shares issuable hereunder and the Underlying Securities into which such shares are convertible are being or will be acquired by the Investor for its own account, for investment and not with a view to, nor for sale in connection with, any distribution thereof, and without any present intention of selling the same. The Investor understands and acknowledges that the Preferred Shares and the Underlying Securities have not been registered under the Securities Act or any state "blue sky" laws and that such Preferred Shares and the Underlying Securities cannot be transferred or sold unless such Securities are registered under the Securities Act and applicable state securities laws or an exemption from registration is available. The Investor will not transfer any of the Preferred Shares or any of the Underlying Securities in violation of the provisions of any applicable securities law or statute. The Investor first learned of the proposed investment in the Preferred Shares in the Commonwealth of Massachusetts and intends that the securities laws of the Commonwealth of Massachusetts and federal securities laws alone will govern this transaction. The Investor further acknowledges that the Company in issuing the Preferred Shares is relying upon, among other things, the representations and warranties of the Investor contained in this Section 5 in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act or the provisions of any state securities laws. The Investor acknowledges and understands that, except as provided in Section 6 hereof, it has no independent right to require the Company to register the Preferred Shares or the Underlying Securities. The Investor is aware that the Company may not accomplish a public offering of its Stock and that as a consequence of the lack of a public market for the Stock it may be required to hold the Shares for an indefinite period of time. The Investor further understands that the Company may, as a condition to the transfer of any of its Stock, require that the request for transfer be accompanied by opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in violation of the Securities Act or applicable state securities laws.

      5.2. INVESTMENT EXPERIENCE. The Investor is an experienced investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of the investment in the Preferred Shares and the Underlying Securities. The Investor has been given the opportunity to make a thorough investigation of the affairs of the Company, and has availed itself of such opportunity. The Investor also represents it has not been organized for the purpose of acquiring the Preferred Shares or the Underlying Securities.

      5.3. RESTRICTIVE LEGEND. The Investor acknowledges that until the Preferred Shares or the Underlying Securities are registered under the Securities Act and any applicable state securities laws or unless they are exempt from the registration requirements of the Securities Act and any applicable state securities laws, all certificates evidencing any of the Preferred Shares or the Underlying Securities, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR IF IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, THE FORM OF WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

      5.4. BROKERS OR FINDERS. There are no claims for any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Investor.

SECTION 6. REGISTRATION RIGHTS

      6.1. "PIGGY-BACK" REGISTRATIONS. (a) If at any time or times after the date hereof, the Company shall determine to register any of its Stock under the Securities Act (whether in connection with a public offering of securities by the Company, a public offering of securities by stockholders, or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") under the Securities Act is applicable), the Company will promptly give written notice thereof to the holders of Registrable Securities (as hereinafter defined in Section 6.5) then outstanding (the "Holders") and all other stockholders of record. In connection with any such registration, if within 15 days after the receipt of such notice, the Holders of the Registrable Securities request the inclusion of some or all Registrable Securities owned by them in such registration, the Company will use its best efforts to include in such registration statement all or any part of the Registrable Securities such Holders request to be registered; PROVIDED, HOWEVER, that in the case of the registration of Stock by the Company in connection with an underwritten public offering, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of Stock which the principal underwriter reasonably and in good faith agrees in writing to include in such offering in excess of the amount to be registered for the Company; and PROVIDED, FURTHER, that if any Registrable Securities are not included for this reason, the Company will nevertheless permit the Holders of Registrable Securities who have requested participation in the registration (on a pro rata basis in proportion to their respective holdings of Registrable Securities) to register at least such number of Registrable Securities which is equal to 50% of the number of shares of stock to be registered by shareholders in such offering prior to including in such registration any shares of any other shareholders. Nothing in this Section 6.1 is intended to prohibit stockholders other than the Holders of Registrable Securities from participating in an offering described in this Section 6.1.

      (b) If the Company includes in such a registration any securities to be offered by it, all expenses of the registration and offering and the reasonable fees and expenses of independent counsel for the Holders shall be borne by the Company (provided the Company shall not be required to bear the fees and expenses of more than one counsel for the Holders), except that the Holders shall bear underwriting discounts and commissions, dealer's fees and broker's fees and any transfer taxes attributable to the Registrable Securities being sold by such Holders. If the registration under this Section 6.1 is exclusively a secondary offering by Stockholders of the Company, the Holders shall bear their proportionate share of the expenses of the registration and offering (provided all stockholders registering shares thereunder bear their proportionate share of expenses), except expenses which the Company would have incurred whether or not registration was attempted, including, without limitation, the expense of preparing normal audited or unaudited financial statements or summaries consistent with this Agreement or applicable Commission filings.

      (c) Without in any way limiting the types of registrations to which this
Section 6.1 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 promulgated under the Securities Act, or any other similar rule or regulation ("Rule 415"), the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Investor to include Registrable Securities with respect to each such offering (on a pro rata basis if so determined separately for each such offering by the underwriter in the circumstances set forth above) in such registration in accordance with the terms of this Section 6.1. If the Company elects to terminate any registration pursuant to this Section 6.1, the Company shall have no obligation to register the Registrable Securities sought to be registered by the Holders, provided that the Company shall bear all expenses of the registration incurred by the Holders up through the time of such termination, as provided above. In connection with any offering involving an underwriting of Stock to be issued by the Company, the Company shall not be required to include a Holder's Registrable Shares in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon by the Company and the underwriters selected by the Company.

      6.2. REQUIRED REGISTRATION. (a) If, one hundred eighty (180) days following an initial public offering by the Company, on any two (2) occasions, Holders of not less than a majority of the Registrable Securities then outstanding notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least twenty percent (20%) of the then issued and outstanding Registrable Securities have an aggregate proposed offering price of not less than $500,000, the Company will notify all of the Holders of Registrable Securities. Upon the written request of any such Holder delivered to the Company within fifteen (15) days after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering of its securities to the public, in which case the rights of such Holders shall be as set forth in Section 6.1 (except that the Company shall not be permitted to limit the number of shares which may be registered by any Holder), or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 6.2. Nothing in this Section 6.2 shall prohibit other stockholders from participating in any such offering, provided that if the principal underwriter shall reasonably and in good faith determine that less than all of the shares proposed to be offered by the Holders and such other stockholders should be included in an offering pursuant to this Section 6.2, any reduction in the shares to be offered by Holders and such other holders will be made on a pro rata basis among the Holders and such other holders, in accordance with their respective ownership of stock of the Company.

      (b) All expenses of such registrations and offerings and the reasonable fees and expenses of not more than one independent counsel for the Holders shall be borne by the Company, except that the Holders shall bear underwriting discounts and commissions, dealer's fees and broker fees and any transfer taxes attributable to the Registrable Securities being sold by the Holders.

      (c) The Company shall not be required to cause a registration statement requested pursuant to this Section 6.2 to become effective prior to ninety (90) days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders of Registrable Securities to the effect that the Company is commencing to prepare a Company initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); PROVIDED, HOWEVER, that the Company shall use its best efforts to achieve such effectiveness promptly following such ninety-day (90) period if the request pursuant to this Section 6.2 has been made prior to the expiration of such ninety-day (90) period. The Company may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed ninety (90) days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or if the Board of Directors of the Company determines that immediate registration of such Registrable Securities could otherwise have a material adverse effect upon the Company.

      6.3. FORM S-3. (a) If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, upon the written request of Holders of an aggregate of at least ten (10%) percent of the outstanding Registrable Securities (which request shall state the number of Registrable Securities to be sold), the Company will use its best efforts to effect registration of such Registrable Securities, PROVIDED, HOWEVER, that no more than two such registration statements need be filed by the Company in any 12-month period and the aggregate proposed offering price of the Registrable Securities shall not be less than $250,000. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 6.3 and shall provide a reasonable opportunity for such Holders to participate in the registration. The Company shall not be required to cause a registration statement requested pursuant to this Section 6.3 to become effective ninety (90) days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders of Registrable Securities to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); PROVIDED, HOWEVER, that the Company shall use its best efforts to achieve such effectiveness promptly following such ninety-day (90) period if the request pursuant to this Section 6.3 has been made prior to the expiration of such ninety-day (90) period.

      (b) The Company may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed ninety (90) days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or if the Board of Directors of the Company determines that immediate registration of such Registrable Securities could otherwise have a material adverse effect upon the Company. If so requested by any Holder in connection with a registration under this Section 6.3, the Company shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415 (if the offering of securities is permitted on a continuous or delayed basis), and to keep such registration effective until all of such Holder's Registrable Securities registered thereunder are sold; provided, however, in no event shall the Company be required to maintain the effectiveness of a registration statement for more than nine months.

      (c) All expenses incurred in connection with any registration requested pursuant to this Section 6.3 and the reasonable fees and expenses of not more than one independent counsel for the Holders shall be borne by the Company, except that the Holders shall bear underwriting discounts and commissions, dealer's fees and broker fees and any transfer tax attributable to the Registrable Securities being sold by the Holders.

      6.4. FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding sections of this Section 6 the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

      (i) Use its best efforts to diligently prepare for filing with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by such registration statement for the period necessary to complete the proposed public offering; provided, however, that in no event will the Company be required to maintain the effectiveness of any registration statement for more than one hundred and twenty (120) days except as otherwise provided in Section 6.3(b).

      (ii) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Stock;

      (iii) Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter for the selling Holders, if any; and

      (iv) Use its best efforts to register or qualify the Stock covered by said registration statement under the securities or "blue-sky laws of such jurisdictions as the underwriter shall determine to be necessary to effect the sale of the shares offered thereby, provided that the Company shall not be required to register in any states which require it to qualify to do business or subject itself to general service of process.

      6.5. REGISTRABLE SECURITIES. For the purposes of this Section 6, the term "Registrable Securities" shall mean the shares of Common Stock currently held by the Investor and any shares of Stock purchased by, or issued to, the Investor at or after the Closing, including without limitation, the Preferred Shares and any Stock issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation.

      6.6. INDEMNIFICATION. Incident to any registration statement referred to in this Section 6, and subject to applicable law, the Company will indemnify each underwriter, each Holder of Registrable Securities so registered, and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission in the information furnished in writing to the Company by such underwriter, Holder, or controlling person, respectively, expressly for use therein, and in the case of any such untrue statement or omission based upon the information furnished in writing to the Company by any Holder, such Holder will indemnify the underwriters, the Company, its directors and officers, the other Holders and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject to the same extent.

      6.7. RULE 144 AND RULE 144A REQUIREMENTS. (a) If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Company will use its best efforts to file with the Commission such information as the Commission may require under either of such Sections; and in such event, the Company shall use its best efforts to take all action as may be required to satisfy the public information requirement of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect). The Company will not be required to file a registration statement under Sections 6.2 or 6.3 if (i) in the unqualified opinion of counsel to the Company, which counsel and opinion will reasonably be acceptable to the Holders then requesting registration, the Holders may then sell all Registrable Securities proposed to be sold in the manner proposed pursuant to Rule 144 without registration under the Securities Act, or
(ii) the underwriter then representing the Company (or another underwriting reasonably acceptable to both the Company and the Holders) concludes that the Registrable Securities proposed to be sold may be sold (although in a manner different from the manner proposed by the Holders), in a single transaction or multiple simultaneous transactions at the proposed time and price. The Company shall furnish to any Holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule.

      (b) RULE 144A. The Company covenants that it will provide the Holders of Registrable Securities upon the request of any such Holder, with the information required by Rule 144A under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), in the manner contemplated by such Rule, to enable such Holder to effect the resale of such Registrable Securities pursuant to such Rule.

      6.8. TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holders under this Section 6 may be transferred to any transferee of Registrable Securities (i) which is a consolidated subsidiary of the Investor or (ii) who or which acquires forty-nine percent (49%) or more (as adjusted for stock splits, stock dividends reclassifications, recapitalizations and similar events), in the aggregate, of the Preferred Shares purchased by the Investor under the Agreement and the Common Stock purchased by the Investor under the Stock Purchase Agreement, dated as of October 3, 1989. The Company shall be notified in writing of any transfer of Registrable Securities which results in the transfer of the registration rights under this Section 6 and must receive an opinion of counsel acceptable in form and substance to the Company that the transfer has been made in compliance with applicable securities laws and that the transferee has received the registration rights. Each such transferee shall be deemed to be a "Holder" for purposes of this Section 6.

      6.9. OBLIGATIONS OF HOLDERS IN A REGISTRATION. Any Holder of Registrable Securities included in any registration agrees to furnish such information regarding such person and the securities sought to be registered as the Company may reasonably require in order to satisfy the requirements of the Securities Act, any state securities laws and the rules and regulations promulgated thereunder, in connection with such registration, qualification or compliance. In addition, in connection with any underwritten public offering, each Holder agrees, for itself and its transferees (whether or not such Holder or such transferees have elected to include Registrable Securities in such offering), upon the request of the Company or the principal underwriter managing the public offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Preferred Shares, or any other Stock now owned or hereafter acquired by such Holder, without the prior written consent of the Company or such underwriter, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriter may specify.

SECTION 7. CERTAIN RIGHTS OF INVESTOR

      7.1 DIVIDEND OPTION. With regard to any fiscal year of the Company, commencing with and including fiscal year 1993, in which the Gross Revenues (as hereinafter defined) have increased by less than 25% over the Gross Revenues for the preceding fiscal year, the Investor may request and the Company shall distribute within thirty (30) days of the receipt of such request a pro rata cash dividend to all record holders of Stock equal in the aggregate to at least 30% of the after tax profits of the Company for that year. As used herein, "Gross Revenues" shall mean the total gross revenues of all professional corporations with which the Company maintains a management relationship as well as the gross revenues of the Company derived from sources other than such professional corporation. Any demand by the Investor pursuant to this Section
7.1 shall be made in writing and delivered to the Company no later than forty-five (45) days following the receipt by the Investor of the audited financial statements of the Company for the fiscal year with respect to which the dividend is to be paid. Notwithstanding the foregoing, the Investor's rights to demand and receive dividends hereunder shall terminate at the earlier of such time as (a) the Investor ceases to hold at least ten percent (10%) of the issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of Preferred Stock then outstanding) of the Company or (b) the Company completes a Qualified Public Offering of its Stock under the Securities Act.

      7.2. PREEMPTIVE RIGHTS. (a) The Company covenants and agrees that it shall not issue or sell any shares of capital stock of the Company, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of the Company or options, warrants or rights carrying any rights to purchase capital stock or convertible or exchangeable securities of the Company, provided that the Company may issue or sell Stock, or any other securities or rights described above (i) in a transaction described in paragraph (e) of this Section 7.2, or (ii) in an offering other than a Qualified Public Offering, as determined by the Board of Directors of the Company, subject to the limitations of paragraphs (b) and (c) of this Section 7.2.

      (b) The Board of Directors may authorize the issuance of additional shares of Stock for sale at such price, in such amount and on such other terms as it shall in its sole discretion deem appropriate, provided that:

            (i) no shares of Stock may be offered or sold by the Company at a per share price (after making appropriate adjustments for permitted stock splits, stock dividends or recapitalizations, if any) that is lower than the per share price paid by the Investor for shares of Preferred Stock pursuant to the this Agreement; and

            (ii) the issuance of the proposed shares would not cause the percentage ownership of shares of Stock held or deemed to be held by the Investor to fall below ten percent (10%) (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or similar events) of the total shares of Stock issued and outstanding. For purposes of this Section 7.2(b)(ii), the Investor shall be deemed to hold any shares of Common Stock held by it on the date hereof and any of the Preferred Shares which, in each case, it may subsequently transfer to any other party (including an affiliate of the Investor).

      (c) In the event that the Board of Directors desires to issue additional shares of Stock pursuant to paragraph (b), the Company shall follow the procedures set forth below:

            (i) The Secretary of the Company shall give notice in writing to each of the stockholders of record of the Company (the "Offer") specifying the number of shares of Stock (the "Offered Securities"), the per share price (the "Sales Price") and the other terms on which the Board proposes to sell such Stock. The Notice shall invite each stockholder to subscribe, on a pro rata basis in proportion to such stockholder's record ownership, by sending a written notice to the Company within twenty-one (21) days of the date of the mailing of such Offer (which date shall be specified therein) for any or all of the Offered Securities;

            (ii) If the stockholders or any of them shall within such twenty-one
(21) day period subscribe for all or any of the Offered Securities, the Company shall within five (5) days of the expiration of the twenty-one (21) day subscription period allocate such shares (or so many of them as shall be subscribed for) to or among the subscribing stockholders;

            (iii) If any of the Offered Securities are not subscribed for in accordance with sub-paragraph (ii), the Secretary of the Company shall, within seven (7) days of the expiration of the twenty-one (21) day subscription period, send a second notice in writing (a "Second Offer") to those stockholders who have tendered subscriptions for the Offered Securities. Such Second Offer shall set forth the name of and the number of shares allocated to each stockholder pursuant to subparagraph (ii) above and shall invite each such stockholder to subscribe in writing to the Company for all or any portion of the remaining shares within fourteen (14) days of the date of such Second Offer (which date shall be specified therein). Such remaining shares shall be allocated in the amounts subscribed for or, if over subscribed, pro rata to any subscribers therefor within three (3) days of the expiration of the fourteen (14) day subscription period in the manner described in subparagraph (ii);

            (iv) Promptly after any allocation(s) pursuant to the provisions of sub-paragraph (ii) or (iii), the Secretary of the Company shall give notice of such allocation(s) (an "Allocation Notice") to the stockholders to whom the Offered Securities (or so many of them as aforesaid) shall have been allocated and shall specify in such notice the place and time (being not earlier than thirty (30) and not later than one hundred and five (105) days after the date of the notice, which date shall be specified therein) at which the closing of the sale of the Offered Securities so allocated shall occur. During the thirty (30) day period after the date of the notice, the Investor may solicit subscriptions for any shares not subscribed for by the stockholders and such subscriptions shall, subject to subparagraph (v) below, be accepted by the Company unless the Board of Directors determines in good faith that acceptance of such subscriptions is not in the best interest of the Company. Subject to the provisions of subparagraphs (v) and (vi) below, the Company shall be bound to transfer the shares comprised in an Allocation Notice to the purchasers named therein at the time and place therein and to any subscribers procured by the Investor, if any, specified therein against receipt by the Company of the Sale Price in respect of each such shares, which Sales Price shall be paid by wire transfer of immediately available funds or by bank or cashier's check, and the stockholders subscribing for such shares and any subscribers procured by the Investor shall be bound to acquire the shares subscribed for on the terms specified in the Offer at the time and place of the closing as specified in the Allocation Notice;

            (v) If any of the Offered Securities are not subscribed for by the stockholders or subscribers procured by the Investor in accordance with the foregoing provision of this paragraph (c), the Company may, in the discretion of the Board of Directors, (A) accept subscriptions previously tendered, (B) withdraw the offering, (C) offer either (X) the balance of the Offered Securities not subscribed for or (Y) all of the Offered Securities (provided, however, that if all such shares are offered, the Investor shall have the right to purchase a number of shares not less than its pro rata portion of the shares offered, in either case to any other person who is willing to purchase the same at a price and on other terms not less favorable to the Company than the terms on which such shares were offered to existing stockholders, provided always that the closing any such sale shall occur and the Sale Price in respect of each of such shares shall be paid to the Company within a period of one hundred and five (105) days from the date of the Allocation Notice.

            (vi) In the event that the Board of Directors, in its sole discretion, accepts subscriptions for such lesser number of shares, rescinds the offer of the Offered Securities or offers either some or all of such shares to another purchaser, the Company shall notify all the stockholders of the Company in writing no later than ninety (90) days after the date of the Allocation Notice. In the event any Offer is withdrawn, the offering of the Offered Securities shall be terminated with regard to the stockholders and any subsequent issuance of Stock shall be considered a new issuance thereof, subject in all respect to the provisions of this Section 7.2.

      (d) The rights of the Investor under this Section 7.2 shall terminate immediately upon the closing of a Qualified Public Offering or if the Investor ceases to hold at least 10% of the issued and outstanding Common Stock (assuming conversion of all shares of Preferred Stock then outstanding).

      (e) The following transactions shall be excluded from the provisions of this Section 7.2:

            (1) the issuance of stock options in accordance with Section 4.18 and the issuance of Stock issued upon the exercise of such options;

            (2) the issuance of shares of Common Stock to be issued upon the exercise of options outstanding at the Closing;

            (3) the issuance of shares of Common Stock upon the conversion of the Class A Preferred Stock;

            (4) the issuance of shares of Stock to be issued upon the conversion or exercise of any securities or rights issued in compliance with paragraphs (b) and (c) or paragraph (e) of this Section 7.2;

            (5) the issuances of Stock in connection with stock splits or stock dividends permitted by Section 4.14;

            (6) the issuance of Stock in an underwritten offering to the public pursuant to an effective registration statement under the Securities Act, with an underwriter reasonably acceptable to the Investor, in connection with which
(A) the Company has previously offered to the Investor the opportunity to purchase a number of shares sufficient to maintain its then percentage ownership of Common Stock (assuming conversion of all shares of Preferred Stock then outstanding), based on the number of shares recommended to be offered to the public by the underwriter concerned, at a price determined by such underwriter (which is not more than the proposed price to the public), (B) the sale price to the public is at least $7.50 per share of Stock, as adjusted for permitted stock splits, dividends, reclassifications, recapitalizations and similar events and
(C) gross proceeds to the Company from the offering (including any shares purchased by the Investor under clause (A) above) are at least $5 million (a "Qualified Public Offering").

SECTION 8. GENERAL

      8.L. AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements, documents and instruments execute pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and the Investor and no delay or the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision and no amendment or modification may be made to this Agreement unless such amendment or modification is in writing and executed by both the Company and the Investor. Any amendment or waiver effected in accordance with this Section 8.1 shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder of all such securities and the Company.

      8.2. SURVIVAL OF COVENANTS; ASSIGNABILITY OF RIGHTS. All covenants, agreements, representations and warranties made herein and in the certificates, exhibits, schedules or other documents delivered or furnished to the Investor by the Company pursuant to this Agreement shall be deemed material and to have been relied upon such Investor, and, except as provided otherwise in this Agreement, shall survive the delivery of the

Preferred Shares and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement or in the Stockholders Agreement; provided, however, that the representations and warranties contained in Section 2 hereof shall expire on the third anniversary of this Agreement. All such covenants, agreements, representations and warranties shall inure to the benefit of the Investor or any consolidated subsidiary thereof that is a transferee of the Preferred Shares. Except as provided in the preceding sentence of this Section 8.2 or in Section 6.8, the covenants and agreements made herein are for solely the benefit of the Investor and shall not inure to the benefit of the transferees of the Preferred Shares, and further provided that notwithstanding any contrary provision of this Agreement, any transferee of the Preferred Shares and the shares of Common Stock held by the Investor on the date hereof or acquired hereafter upon conversion of the Preferred Shares (the "Investor Shares") who acquires at least eighty percent (80%) (as adjusted for permitted stock splits, stock dividends, reclassifications, recapitalizations and similar events), in the aggregate, of the Investor Shares shall succeed to the rights of the Investor under Section
4.12 hereof (provided that the fee paid thereunder shall be equal to that paid to all other Directors).

      8.3. GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

      8.4. SECTION HEADINGS. The descriptive headings in this Agreement have been included for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

      8.5. CONFIDENTIALITY. The Investor agrees to hold confidential, and not to use for any purpose other than evaluating its investment in the Preferred Shares (and any other Stock of the Company held by the Investor), all information furnished to it by the Company under this Agreement which the Company identifies as confidential or proprietary, except for information which (a) is in the public domain, or enters the public domain other than by such Investor's breach of this Agreement, (b) was known to the Investor prior to its disclosure by the Company hereunder and is not otherwise subject to confidentiality restrictions,
(c) is disclosed to the Investor without restrictions of confidentiality by a third person who is not in breach of an obligation of confidentiality in doing so, (d) is required to be disclosed by any applicable law or regulation or by order of a judicial or administrative authority having jurisdiction, or (e) constitutes summary financial or descriptive business information disclosed by the Investor which is an investment fund as part of its regular reports to its partners or other investors.

      8.6. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

      8.7. NOTICES AND DEMANDS. Any notice, demand or other communication which by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand or two business days after sent by federal express, D.H.L. or other similar `courier, and sent by telecopier with confirmation received to the following addresses:

TO THE INVESTOR                         With a copy to:

DCC Limited                             Goodwin, Proctor & Hoar
c/o DCC House                           Exchange Place
Brewery Road                            53 State Street
Stillorgan, Blackrock                   Boston, MA 02109
County Dublin, Ireland                  Attn: Stuart M. Cable

TO THE COMPANY                          With a copy to:

HealthDrive Corporation                 Choate, Hall & Stewart
850 Boylston Street                     Exchange Place, 53 State Street
Chestnut Hill, MA 02167                 Boston, MA 02109
Attn: Steven Charlap, M.D.              Attn: William Grieco, Esq.

or to such other address which either party may by registered mail notify the other party.

      8.8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

      8.9. EXPENSES. The Company shall pay all costs and expenses that are incurred by the Company and all legal fees and expenses incurred by the Investor with respect to the negotiation, execution, delivery and performance of this Agreement, provided that the Company shall have no responsibility for legal fees and expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby in excess of $15,000.

      8.10. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and shall supercede all prior understandings and agreements between the parties, including the Stock Purchase Agreement, dated as of October 3, 1989, between, the Company and the Investor (the "Prior Agreement") which Prior Agreement shall be terminated effective as of the Closing Date and shall have no further force or effect after the Closing Date.

      8.11. TERMINATION. This Agreement shall terminate and the provisions and rights granted hereunder shall have no further force and effect on the date on which the Investor (or if the Preferred Shares or any Common Stock is transferred from the Investor to any consolidated subsidiary thereof, such transferee) no longer holds any of the Preferred Shares, any shares of Common Stock into which the Preferred Shares were converted and any shares of Common Stock acquired pursuant to the Prior Agreement, except that the registration rights provided in Section 6 hereof shall survive for as long as any transferee of the registration rights pursuant to Section 6.8 hereof continues to hold any Registrable Securities, and at such time as such transferee ceases to hold any Registrable Securities, such rights shall also terminate and have no further force or effect, and the rights of the Investor under Section 4.12 hereof shall survive as long as any transferee of such rights pursuant to Section 8.2 hereof continues to hold at least eighty (80%) percent of the Investor Shares or the Company completes a Qualified Public Offering, in which event such rights shall also terminate and have no further force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                   HEALTHDRIVE CORPORATION


                                   By: /s/ Steve Charlap
                                       -----------------------------------
                                       President

                                   DCC LIMITED


                                   By: /s/ J.A. Cronin
                                       -----------------------------------
                                       Managing Director

Agreed to as to Section 4.24
     hereof:


/s/ Steve Charlap
-----------------------------------
Steven Charlap


/s/ Alec Jaret
-----------------------------------
Alec Jaret

                               AMENDMENT NO. 1 TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED AS OF MAY 8, 1992

      Amendment, dated as of May 24, 1995 (the "Amendment"), by and between HealthDrive Corporation, a Delaware corporation (the "Company"), and DCC Limited, an Isle of Man corporation (the "Investor"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement (as defined below).

      WHEREAS, the Company and the Investor are parties to that certain Preferred Stock Purchase Agreement, dated as of May 8, 1992 (the "Agreement"), pursuant to which the Investor purchased 571,428 shares of the Company's Class A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares");

      WHEREAS, the Investor is the owner of 555,000 shares of the Company's Common Stock, par value $.01 per share (the "Investor Common Stock");

      WHEREAS, DCC International Holdings B.V., a Netherlands corporation and an affiliate of the Investor ("Holdings"), owns 181,818 shares of the Company's Class B Convertible Preferred Stock, par value $.01 per share (the "Holding Shares");

      WHEREAS, the Company, the Investor, Holdings, Steven Charlap, M.D., Alec
H. Jaret, D.M.D. and Cheryl V. Reicin are parties to that certain Amended and Restated Stockholders Agreement dated as of April 28, 1994, as amended as of May 24, 1995 (the "Stockholders Agreement"); and

      WHEREAS, the Investor wishes to transfer the Preferred Shares and the Investor Common Stock (the Preferred Shares and the Investor Common Stock referred to collectively as the "Limited Shares") to Holdings and, in connection therewith, the Company and the Investor desire to amend the Agreement as set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

      1. The fourth sentence of Section 4.12(a) is hereby deleted in its entirety and the third sentence of Section 4.12(a) is hereby amended in its entirety to read as follows:

            "The Company shall ensure that meetings of its Board of Directors be held at least four (4) times annually at intervals of not more than three months within a 30 mile radius of Boston, Massachusetts."

       2. Section 4.12(c) is hereby deleted in its entirety and each reference in the Agreement to the "Stock Option Committee" is hereby amended to read "the Board."

       3. Section 4.14 is hereby amended by adding the following sentence to the end of Section 4.14:

            "Notwithstanding anything contained in this Agreement to the contrary, the Board may authorize the Company to repurchase stock options (or common stock issued upon exercise of stock options) of former employees of the Company or of an affiliated professional corporation at a price equal to the fair market value of the common stock issued or issuable upon exercise of the stock options."

       4.   Section 4.17 is hereby deleted in its entirety.

       5. The phrase "eight percent (8%)" in Section 4.18 is hereby amended to read "ten percent (10%)."

       6.   Section 4.19 is hereby deleted in its entirety.

       7. The amount of "$9,983" in Section 4.22 is hereby amended to read "$16,638."

       8.   Section 6.8 is hereby amended in its entirety to read as follows:

                  "TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holders under this Section 6 may be transferred to any transferee of Registrable Securities (i) which is a Qualified Transferee, as such term is defined in Section 2(e) of the Stockholders Agreement, of the Investor, or (ii) who or which acquires forty-nine percent (49%) or more (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations and similar events), in the aggregate, of the Limited Shares and the Holding Shares. The Company shall be notified in writing of any transfer of Registrable Securities which results in the transfer of the registration rights under this Section 6 and must receive an opinion of counsel acceptable in form and substance to the Company that the transfer has been made in compliance with applicable securities laws and that the transferee has received the registration rights, Each such transferee shall be deemed to be a "Holder" for purposes of this Section 6.

       9. Section 8.2 is hereby amended by deleting the last two sentences in their entirety and replacing them with the following sentences:

            "All such covenants, agreements, representations and warranties shall inure to the benefit of the Investor or any Qualified Transferee of the Investor, as such term is defined in Section 2(e) of the Stockholders Agreement, provided that DCC plc, a public limited company registered in Ireland and the owner of 100% of the outstanding shares of capital stock of Investor and Holdings ("DCC plc"), or a wholly-owned subsidiary of DCC plc, continues to own at least 99% of the capital stock of the Investor or any Qualified Transferee of the Investor. Except as provided in the preceding sentence of this Section 8.2 or in Section 6.8, the covenants and agreements made herein are for solely the benefit of the Investor and shall not inure to the benefit of transferees of the Limited Shares and the Holding Shares, and further provided that notwithstanding any contrary provision of this Agreement, any transferee of the Limited Shares and the Holding Shares, or any shares of Common Stock into which the Limited Shares or Holding Shares are converted (the "Investor Shares"), who acquires at least eighty percent (80%) (as adjusted for permitted stock splits, stock dividends, reclassifications, recapitalizations and similar events), in the aggregate, of the Investor Shares shall succeed to the rights of the Investor under Section 4.12 hereof (provided that the fee paid thereunder shall be equal to that paid to all other Directors).

       10. Section 8.11 is hereby amended in its entirety to read as follows:

                  "TERMINATION. This Agreement shall terminate and the
            provisions and rights granted hereunder shall have no further force and effect as of and from the date upon which neither the Investor nor any Qualified Transferee of the Investor (as such term is defined in Section 2(e) of the Stockholders Agreement) no longer holds any of the Limited Shares or the Holding Shares, or any shares of Common Stock into which the Limited Shares or Holding Shares are converted, or at such time as DCC plc, or a wholly-owned subsidiary of DCC plc, holds less than 99% of the shares of capital stock of the Investor or any Qualified Transferee of the Investor, except that the provisions of Section 6 of this Agreement shall survive for as long as any transferee of the registration rights pursuant to
            Section 6.8 of this Agreement continues to hold any Registrable Securities, and at such time as such transferee ceases to hold any Registrable Securities, such rights shall also terminate and have no further force or effect, and the rights of the Investor under
            Section 4. 12 of this Agreement shall survive as long as any transferee of such rights pursuant to Section 8.2 of this Agreement continues to hold at least eighty percent (80%) of the Investor Shares, or the Company completes a Qualified Public Offering, in which event such rights shall also terminate and have no further force and effect."

       11. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

       12. SEVERABILITY. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

       13. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       14. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

                                     HEALTHDRIVE CORPORATION


                                       By: /s/ Steven Charlap, MD
                                          --------------------------------
                                          Name:  Steven Charlap, M.D.
                                          Title: President

                                        DCC LIMITED


                                       By: /s/ Norman Teare
                                          --------------------------------
                                          Name: Norman Teare
                                          Title: Director